Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kulicke and Soffa Industries, Inc. of our report dated December 10, 2007 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Kulicke and Soffa Industries, Inc.’s Annual Report on Form 10-K for the year ended September 29, 2007.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 13, 2007